Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements (as amended) of Morgan Stanley of our report dated February 12, 2007 (October 25, 2007 as to Note 1, Discontinued Operations—Discover and Note 30), appearing in the Current Report on Form 8-K of Morgan Stanley dated October 25, 2007, relating to the consolidated financial statements of Morgan Stanley and our reports dated February 12, 2007, relating to the financial statement schedule and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K for the fiscal year ended November 30, 2006 (which reports on the consolidated financial statements and financial statement schedule express an unqualified opinion and include explanatory paragraphs relating to the adoption, in fiscal 2005, of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and relating to, in fiscal 2006, Morgan Stanley’s change in accounting policy for recognition of equity awards granted to retirement-eligible employees and relating to, in fiscal 2006, the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”):

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

Registration Statement No. 333-142874

/s/ Deloitte & Touche LLP
New York, New York

October 25, 2007

/S/ DELOITTE & TOUCHE LLP
New York, New York October 25, 2007